Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of United Insurance Holdings Corp. of our report dated March 14, 2012, relating to our audit of the consolidated financial statements and the financial statement schedules, which appears in the Annual Report on Form 10-K of United Insurance Holdings Corp. for the year ended December 31, 2011.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP
Raleigh, NC
January 31, 2013